Exhibit 99.6

PRESURANCE HOLDINGS, INC.

SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights (the “Subscription Rights”) to purchase shares of common stock, no par value (“Common Stock”), of Presurance Holdings, Inc. (the “Company”), pursuant to the rights offering described in the Company’s prospectus (the “Prospectus”) which forms a part of the Registration Statement on Form S-1, first filed with the Securities and Exchange Commission on January 14, 2026, as amended or supplemented from time to time, hereby certifies to the Company and Broadridge Corporate Issuer Solutions, LLC, as subscription agent for the rights offering, that the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), the Subscription Rights as to the number of shares of Common Stock specified below on behalf of beneficial owners of Subscription Rights:

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO SUBSCRIPTION RIGHTS

1.

2.

3.

4,

5.

[Certification continues on the following page]

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature

Name:
(please print or type)

Title:
(please print or type)

Provide the following information if applicable:

Depository Trust Company (“DTC”) participant Number

Participant:

By:
Signature

Name:
(please print or type)

Title:
(please print or type)

DTC Subscription Confirmation Number(s)